Exhibit 99.1

FOR IMMEDIATE RELEASE

Item 9 Labs Corp. to Acquire Colorado Dispensary, Kickstarts National Acquisition Growth Plan

Franchisor of Cannabis Dispensary Franchise, Unity Rd., to Aggressively Expand by Converting Cannabis Retail Stores into Unity Rd. Shops; Company Seeks to Keep Dispensary Ownership Local by Providing Turnkey Investment Opportunities for New and Existing Unity Rd. Franchise Partners

PHOENIX (Oct. 7, 2021) – Item 9 Labs Corp. (OTCQX: INLB) (the “Company”)—a vertically integrated cannabis dispensary franchisor and operator that produces premium, award-winning products—today announced it has signed an Asset Purchase Agreement (“APA”) for an existing dispensary license and storefront in Adams County, CO.

This will be the first corporate-owned shop under its cannabis dispensary franchise brand, Unity Rd., and is anticipated to open within the next 4-6 months. Currently, the Company is awaiting regulatory approval by Colorado’s Marijuana Enforcement Division (“MED”).

This APA is part of an overarching acquisition strategy that is intended to accelerate national expansion by creating turnkey investment opportunities for Unity Rd. franchise partners. The Company plans to convert acquired dispensaries into Unity Rd. shops, operate them internally and sell them to an existing or future franchise partner. This offers an expedited solution for entrepreneurs seeking immediate entry into cannabis. The Company’s dispensary acquisition program spans the entire state of Colorado, initially seeking opportunities in Denver, front range and compelling mountain towns.

“Our eyes are set on Colorado and building up the Unity Rd. brand to become one of the main players in the market,” said the Company’s Chief Strategy Officer, Jeffrey Rassas. “We’re in multiple ongoing negotiations with other Colorado dispensaries to become Unity Rd. shops. Here’s to the first of many.”

Item 9 Labs Corp. is also targeting the Arizona, Montana and Oklahoma markets as part of these development efforts. Through its Unity Rd. dispensary franchise, the Company is focused on building a national community of local dispensary owners who open their doors each day compliantly and with confidence because of the tools, products, systems and training their team provides.

“With Unity Rd., we’re keeping dispensary ownership local and thriving with the backing of a franchise system, Rassas added. “This growth plan ultimately keeps dispensary ownership in the hands of the local entrepreneur. They hire local and keep the wealth cannabis offers within their community.”

More Information on Item 9 Labs Corp. and Unity Rd.:

Visit https://investors.item9labscorp.com/

Cannabis Operators Interested in Selling Their Dispensary License:
Contact Mark Busch at acquisitions@item9labs.com

Colorado Cannabis Market Continues to Shatter Sales Records

Initially, the Company plans to operate the Adams County shop and utilize it for tours with prospective franchise partners, franchise partner and team member training and more. The shop is primed for immediate success as Colorado’s cannabis sales recently hit the highest point the state has ever seen, bringing in $2.2 billion in 2020 – $714.9 million of those sales were from the Denver market alone. 2021 is poised to be an even more lucrative year for the Colorado cannabis market, which has already clocked in more than $1.1 billion in sales through June.

“While Colorado was the first state to legalize recreational cannabis seven years ago, the state is still ripe with opportunity,” explained Unity Rd.’s Chief Franchise Officer, Mike Weinberger. “In the industry, we refer to states like Colorado as mature cannabis markets, and there are plenty of perks to operating a dispensary in one. For instance, several members of our team have owned or led cannabis companies within the state – we know what it takes, are familiar with state regulations and have a deep understanding of the consumer. We’re confident that our team can create some incredible investment opportunities for prospective operators, which is all part of our mission to keep dispensary ownership in the hands of the local business owner.”

Unity Rd. offers the safest route for cannabis entrepreneurs interested in staking their claim in an industry that’s bursting with potential. The dispensary franchisor’s time-tested Standard Operating Procedures (“SOPs”) and veteran team, with a combined 120+ years of cannabis experience, guide franchise partners through every operational function of the business, whether it be securing a license or assisting with cash flow, product selection or changing regulations.

The cannabis franchise is actively seeking qualified franchise partners throughout Colorado and the United States who would benefit from the systems, processes and ongoing support the franchise offers. As it stands, Unity Rd. currently has multiple agreements signed with more than 15 entrepreneurial groups who are in various stages of development nationwide.

More Information About the Unity Rd. Franchise Opportunity:

Contact franchise@unityrd.com, Call 720-923-5262 or Visit unityrd.com

About Item 9 Labs Corp.

Item 9 Labs Corp. (OTCQX: INLB) is a vertically integrated cannabis operator and dispensary franchisor delivering premium products from its large-scale cultivation and production facilities in the United States. The award-winning Item 9 Labs brand specializes in best-in-class products and user experience across several cannabis categories. The company also offers a unique dispensary franchise model through the national Unity Rd. retail brand. Easing barriers to entry, the franchise provides an opportunity for both new and existing dispensary owners to leverage the knowledge, resources, and ongoing support needed to thrive in their state compliantly and successfully. Item 9 Labs brings the best industry practices to markets nationwide through distinctive retail experience, cultivation capabilities, and product innovation. The veteran management team combines a diverse skill set with deep experience in the cannabis sector, franchising, and the capital markets to lead a new generation of public cannabis companies that provide transparency, consistency, and well-being. Headquartered in Arizona, the company is currently expanding its operations space by 650,000+ square feet on its 50-acre site, one of the largest properties in Arizona zoned to grow and cultivate flower. For additional information, visit item9labscorp.com.

About Unity Rd.

Unity Rd. is bridging the two previously disconnected worlds of cannabis and franchising. The industry trailblazer is the first to bring the cannabis dispensary franchise model to the United States—with duality of prowess in both industries to back it up. Built up from a collective 200 years in the legal cannabis industry and franchising, the company helps eager operators enter the complex industry with ease. The marijuana franchise pioneer offers its partners the knowledge, resources, and ongoing support needed to compliantly and successfully operate a dispensary. Launched in 2018, Unity Rd. has signed multiple agreements with more than 15 entrepreneurial groups across the country. Recently, it was named one of the top cannabis retail leaders in the nation by MJBizDaily magazine and one of the “Best Cannabis Companies to Work For” in both the dispensary and cultivation categories in Cannabis Business Times’ elite 2020 list. The company is also the first cannabis business to earn a Franchise Times Dealmakers award. For more information, visit unityrd.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, including, but not limited to, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, proposed transactions that are not legally binding obligations of the company and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Media Contact:

Item 9 Labs

Jayne Levy, VP of Communications

Email: Jayne@item9labs.com

Investor Contact:

Item 9 Labs

800-403-1140
Email: investors@item9labs.com